                                                                     Exhibit 7.5

                  BUSINESS SEPARATION AND SETTLEMENT AGREEMENT
                  --------------------------------------------

         This Business Separation and Settlement Agreement (this "Agreement") is made and entered into as of November 1, 2001, by and among E-Home.com, Inc. D/B/A HomeMark, a Texas corporation ("HomeMark"), Homeseekers Management, Inc., a Texas corporation (together with HomeMark, the "Companies"), and, for the limited purposes of the releases and representations set forth in Sections 4 and 5 below, the current directors of HomeMark and Homeseekers Management, Inc. (the "Companies' Directors"), and Homeseekers.com Incorporated, a Nevada corporation ("Homeseekers"), and, for the limited purposes of the releases and representations set forth in Sections 4 and 5 below, the current and former directors of Homeseekers whose signatures appear below (collectively, the "Homeseekers' Directors").

                               W I T N E S E T H:
                               - - - - - - - - -

         WHEREAS, the Companies, on the one hand, and the Homeseekers, on the other hand, desire to terminate their business relationship on the terms set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Termination of Agreements. On the date hereof, the parties hereby
            -------------------------
terminate, and release any and all obligations under, any and all agreements whatsoever, express or implied, between the parties in existence on the date hereof, including, but not limited to, that certain Loan Agreement, Security Agreement and Financing Statement (the "June Loan Agreements") and the Securities Purchase Agreement (the "Purchase Agreement"), each of which is dated as of June 6, 2001; the Security Agreement and Financing Statement dated as of June 19, 2001 (the "June Security Agreement"); the Intercorporate Services Agreement dated as of July 1, 2001 (the "Services Agreement"); the Loan Agreement, Security Agreement and Financing Statement (the "July Loan Agreements"), each of which is dated as of July 17, 2001; and terminate, cancel and void all promissory notes between them, including, without limitation, those issued in connection with the June Loan Agreements and the June Security Agreement (Promissory Notes dated June 6, 2001 and June 19, 2001) and the July Loan Agreements (Promissory Note dated July 17, 2001) (collectively, the "Notes").

         2. Settlement Obligations. The parties agree that at the Closing:
            ----------------------

            (a) Homeseekers shall pay to HomeMark $1,875,000, in immediately available f unds, by wire transfer to an account designated by HomeMark;

            (b) Homeseekers shall assign to HomeMark that certain Loan Agreement and the Security Agreement and Financing Agreement, each dated as of July 16, 2001, between EntrePort Corporation, a Florida corporation ("EntrePort"), and Homeseekers (collectively, the "EntrePort Loan Agreements"), all promissory notes issued by EntrePort under the EntrePort Loan Agreements

(the "EntrePort Notes," and together with the EntrePort Loan Agreements, the "EntrePort Agreements") and all financing statements filed with any jurisdiction which perfect or evidence Homeseekers' security interest under the EntrePort Agreements, such assignment in the form of Exhibit A attached hereto;
                                           ---------

            (c) Homeseekers shall have obtained the release of HomeMark as guarantor from any and all of Homeseekers merchant account agreements and all amounts payable thereunder;

            (d) The Companies shall return to Homeseekers the originals of all Notes and release any and all liens and security and other interests in any Homeseekers' securities and other tangible and intangible property, including, without limitation, any UCC statements and filings;

            (e) Homeseekers and HomeMark shall jointly release a press release describing the transactions set forth in this Agreement, in the form of Exhibit
                                                                        -------
B attached hereto;
-

            (f) HomeMark shall, subject to the receipt of the consideration set forth in Section 2(a) terminate that certain Consulting Agreement dated July ___, 2001 between HomeMark and Douglas Swanson, a copy of which is set forth in Exhibit C attached hereto, and any and all agreements, express or implied, with
---------
Edward Roush, Jr., and will indemnify Homeseekers from any and all liability arising out of or relating to such agreements or the termination of such agreements;

            (g) The Companies shall terminate any and all agreements entered into with third parties by the Companies as manager of Homeseekers on behalf of Homeseekers and indemnify Homeseeekers for any liability arising out of or relating to such agreements or arising out of or relating to such terminations.

         3. Closing. The closing of the transactions contemplated herein (the
            -------
"Closing") shall take place at 11:00 a.m. (Dallas time) on the date hereof, at the offices of Jackson Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, or such other time, date and place as the parties shall agree.

         4. Releases.
            --------

            (a) Release by the Homeseekers and Homeseekers Directors.
                ----------------------------------------------------
Homeseekers, on its own behalf and on behalf of its directors, partners, officers, agents, successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Homeseekers Releasors"), and each of the Homeseekers' Directors on their own behalf and on behalf of their respective heirs, legal representatives and the respective successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Homeseekers Director Releasors") each agrees to release and do hereby release, acquit and forever discharge the Companies and their respective directors, officers, employees, and heirs, legal representatives, agents and attorneys, and each of their respective successors and assigns (collectively, the "HomeMark Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type, whether known or unknown, which any of the Homeseekers Releasors and the Homeseekers Director Releasors have, ever had or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with acts of HomeMark Releasees or any of them occurring on or prior to the date hereof (the "Homeseekers Claims"), including, but not limited to, those arising under that the June Loan Agreements, the Purchase Agreement, the June Security Agreement, the Services Agreement, the July Loan Agreements, and the Notes. Notwithstanding the foregoing, in no event shall this paragraph operate to release any of HomeMark Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of the Companies contained in this Agreement. Further, in no event shall this paragraph operate to release Mr. Edward Rouch, Jr., from any claims or liability, other than for any claims or liabilities arising out of or related to the acts of Mr. Edward Rouch, Jr.
(a) while he was acting within his capacity as an officer or director of the Companies, or (b) that may otherwise rise to an obligation of the Companies to indemnify him as an officer or director of the Companies.

            (b) Release by the Companies. Each of the Companies, on its own
                ------------------------
behalf and on behalf of its respective directors, officers, agents, successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Companies Releasors") and each of the Companies' Directors on their own behalf and on behalf of their respective heirs, legal representatives and the respective successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Companies Director Releasors") each agrees to release and does hereby release, acquit and forever discharge Homeseekers and their respective directors, officers, employees, and heirs, legal representatives, agents and attorneys, and each of their respective successors and assigns (collectively, the "Homeseekers Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type, whether known or unknown, which any of the Companies Releasors and the Companies Directors Releasors have, ever had or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with acts of the Homeseekers Releasees or any of them occurring on or prior to the date hereof (the "HomeMark Claims"), including, but not limited to, those arising under that the June Loan Agreements, the Purchase Agreement, the June Security Agreement, the Services Agreement, the July Loan Agreements, and the Notes except that in no event shall this paragraph operate to release any of the Homeseekers Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of the Homeseekers contained in this Agreement.

         5. Representations and Warranties.
            ------------------------------

            (a) Representations and Warranties of the Companies. Each of the
                -----------------------------------------------
Companies, and the Companies' Directors (the "Companies Representing Party") as to itself or himself hereby represents and warrants that the following are true and correct as of the date hereof: (i) if the Companies Representing Party is an entity, such Representing Party is validly existing and in good standing under the laws of the State of organization; (ii) such Companies Representing Party has the power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement constitutes such Companies Representing Party's valid and binding obligation, enforceable against such Companies Representing Party in accordance with the terms hereof; (iii) such Companies Representing Party has not assigned, sold, conveyed or otherwise transferred all or any portion of the Homeseekers Claims, including, without limitation, any interest in or rights relating to the June Loan Agreements, the Purchase Agreement, the June Security Agreement, the Services Agreement, the July Loan Agreements, and the Notes; and (v) if such Companies Representing Party is an individual, such Companies Representing Party has consulted or has had sufficient opportunity to discuss with any person, including an attorney of his choice, all provisions of this Agreement, that such Companies Representing Party has carefully read and fully understands all the provisions of this Agreement, that such Companies Representing Party is competent to execute this Agreement, and that such Companies Representing Party is voluntarily entering into this Agreement of his own free will and accord, without reliance upon any statement or representation of any person or parties released, or their representatives, concerning the nature and extent of the damages and/or legal liability therefore

            (b) Representations and Warranties of the Homeseekers. Each of
                -------------------------------------------------
Homeseekers and the Homeseekers Directors (the "Homeseekers Representing Party"), as to itself or himself hereby represents and warrants that the following are true and correct as of the date hereof: (i) if the Homeseekers Representing Party is an entity, such Homeseekers Representing Party is validly existing and in good standing under the laws of the State of organization; (ii) such Homeseekers Representing Party has the power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement constitutes such Homesekers Representing Party's valid and binding obligation, enforceable against such Homeseekers Representing Party in accordance with the terms hereof; (iii) such Homeseekers Representing Party has not assigned, sold, conveyed or otherwise transferred all or any portion of the Homeseekers Claims, including, without limitation, any interest in or rights relating to the June Loan Agreements, the Purchase Agreement, the June Security Agreement, the Services Agreement, the July Loan Agreements, and the Notes; and (v) if such Homeseekers Representing Party is an individual, such Homeseekers Representing Party has consulted or has had sufficient opportunity to discuss with any person, including an attorney of his choice, all provisions of this Agreement, that such Homeseekers Representing Party has carefully read and fully understands all the provisions of this Agreement, that such Homeseekers Representing Party is competent to execute this Agreement, and that such Homeseekers Representing Party is voluntarily entering into this Agreement of his own free will and accord, without reliance upon any statement or representation of any person or parties released, or their representatives, concerning the nature and extent of the damages and/or legal liability therefore.

            (c) Only Truthful Remarks. After the Closing: (i) each Homeseekers
                -----------------------
Representing Party agrees not to make any statements or remarks, written or verbal, public or private, regarding Companies or any of HomeMark Releasees at any time, unless such statement or remark is truthful; and (ii) each Companies Representing Party agrees not to make any statements or remarks, written or verbal, public or private, regarding any Representing Party or any of the Homeseekers Releasees at any time, unless such statement or remark is truthful.

         6. Disclaimer of Liability. This Release shall not in any way be
            -----------------------
construed as an admission by any of the of the parties hereto of any wrongful or illegal act against any of the other parties hereto or any other person, and that each party hereto expressly disclaims any liability of any nature whatsoever arising from or related to the subject of the releases set forth in this Agreement.

         7. Other Agreements.
            ----------------

            (a) At the Closing, the Companies shall promptly turn over to Homeseekers all corporate records, minutes, ledgers, stock books, financial books and records, (including without limitation any and all records of banking transactions), contracts, agreements, files, documents, business records, lists of customers and potential customers, promotional materials, internal operating reports, employee and potential employee names and addresses, customer strategy information, employment and payroll records, marketing information, manuals, billing reports, pricing information and strategies, management methods and systems, contracts with customers, subcontractors and others, correspondence, resumes of existing and potential employees, customer bids and proposals, books and records, and any other records in any form or format whatsoever, including electronic or digital, and any and all documents, writings of any kind whatsoever, and all assets of any kind whatsoever that belong to Homeseekers. Further, the Companies shall not copy or record in any manner whatsoever, or retain any copies in any form of, the information contained in the foregoing materials; and the Companies shall turn over to Homeseekers any copies or recordings of any kind whatsoever containing information derived directly or indirectly from such materials and to the extent any records, communications or other information relating to Homeseekers exists in electronic or digital form on computers or computer systems, the Companies shall cause such information to be transferred to one or more compact discs and protected by password and shall deliver all such discs, together with the protecting passwords, to Homeseekers. Homeseekers acknowledges and agrees that the equipment set forth in Exhibit D
                                                                    ---------
constitutes all of Homeseekers' equipment in HomeMark's possession.

            (b) Each of the Companies agrees not to trade or deal in, acquire, sell, convey, or transfer, directly or indirectly, the securities or any interests or contingent interest in, any the securities or derivatives of Homeseekers for a period of four (4) years, beginning on the date of the Closing.

            (c) Within sixty days of the date of the Closing, Homeseekers and HomeMark shall make best faith efforts to enter into a web site linking agreement the terms of which shall be mutually agreed upon between such parties; containing in substantial form, the terms set forth in Exhibit E attached
                                                       ---------
hereto. Notwithstanding the foregoing, the obligations of the parties to enter into such agreement shall be binding only to the extent such agreement does not conflict with agreements existing on the date hereof between Homeseekers or HomeMark and third parties (the "Third Party Agreements"); provided that each party shall use its best efforts to obtain any necessary consents or waivers under the Third Party Agreements to enable each to enter into such agreement.

            (d) Homeseekers shall make every effort to keep its existing policies of directors' and officers' liability insurance current and in full force and effect.

         8. Amendment and Assignment. This Agreement may be amended, modified or
            ------------------------
supplemented only by an instrument in writing executed by all the parties hereto. This Agreement shall extend to and be binding upon, and inure of the benefit of the Homeseekers Releasees, HomeMark Releasees and each of the parties hereto and their respective heirs, successors, assigns, legal representatives and any corporation or other entity into or with which any party hereto may merge or consolidate. Notwithstanding the above, neither this Agreement nor any right created hereby shall be assignable to any party hereto without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

         9. Notice. Any notice or communication must be in writing and given by
            ------
depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile. Any such notice or communication shall be deemed received, if not earlier received, on the third business day following the date on which it is mailed, or on the day on which it is hand delivered or delivered by facsimile, as the case may be.

         10. Entire Agreement. This Agreement contains the entire agreement of
             -----------------
the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         11. Severability. If any provision of this Agreement is held to be
             ------------
illegal, invalid or unenforceable by a court of competent jurisdiction, such provisions shall be deemed severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions did not comprise a part hereof unless the loss of such provision causes this Agreement to fail of its essential purpose; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom except as aforesaid. Furthermore, in lieu of such illegal, invalid or unenforceable provision, the parties agree to meet to determine in good faith, or will ask the court to determine, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and such provision so determined shall then be added as part of this Agreement.

         12. Governing Law. This Agreement and the rights and obligations of
             -------------
the parties hereto, shall be governed, construed and enforced in accordance with the laws of the State of Texas.

         13. Counterparts. This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                   E-HOME.COM, INC.
                                                   D/B/A HOMEMARK


                                                   By: _________________________
                                                        Joseph Harker, President

                                                   HOMESEEKERS MANAGEMENT, INC.


                                                   By: _________________________
                                                        Roger Klotz, President

                                                   HOMESEEKERS.COM INCORPORATED


                                                   By: _________________________
                                                       Bradley Rotter, President

                                              COMPANIES'DIRECTORS:

                                              __________________________________


                                              __________________________________





                                              HOMESEEKERS'DIRECTORS:

                                              __________________________________


                                              __________________________________


                                              __________________________________

                                    EXHIBIT A

                     FORM OF ENTREPORT AGREEMENTS ASSIGNMENT

                                    EXHIBIT B

                              FORM OF PRESS RELEASE

                                    EXHIBIT C

                              CONSULTING AGREEMENT

                                    EXHIBIT D

                             HOMESEEKERS' EQUIPMENT

                                    EXHIBIT E

                      PROPOSED LINKING AGREEMENT PROVISIONS

             HomeSeekers would establish and maintain at least one link, either in hypertext, text, banner, logo and contextual links ("Graphical Image") form which permit a user to go from one party's web site to another by clicking on the Graphical Image (a "Link") from the HomeSeekers web sites' home pages to the HomeMark web site home Page. HomeSeekers agrees that the Link provided on the HomeSeekers web site home page would be in the form of a banner which comprises between ten percent (10%) and fifteen percent (15%) of the area displayed on the Homeseekers web site home page, or, at HomeMark's option, in such other form and displayed such in other location as is reasonably acceptable to HomeMark. Further, HomeSeekers would establish one or more Links from the HomeSeekers web sites to the HomeMark Web Site as HomeSeekers deems appropriate.

HomeMark would establish and maintain at least one Link from the HomeMark web site to the HomeSeekers web sites' home pages. HomeMark agrees that the Link provided on the HomeMark web site home page shall be prominently displayed in a location reasonably acceptable to HomeSeekers. Further, HomeMark would establish one or more Links from the HomeMark web site to the HomeSeekers web sites as Homemark deems appropriate.

                                       12